UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2010

SOUTHWEST GAS CORPORATION

(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada	89193-8510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

On December 10, 2010, Southwest Gas Corporation (the “Company”) completed its previously announced offering of $125 million aggregate principal amount of its 4.45% Senior Notes due 2020 (the “Notes”). The Notes were sold pursuant to a Prospectus Supplement dated December 7, 2010 to the Prospectus dated December 23, 2008, filed as part of the Registration Statement on Form S-3 (File No. 333-156420) that became effective when filed with the Securities and Exchange Commission on December 23, 2008, and were issued pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”), dated December 10, 2010, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The First Supplemental Indenture supplements the Indenture entered into by and between the Company and the Trustee on December 7, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of December 10, 2010, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (including the Form of 4.45% Senior Note due 2020).

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the Notes.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: December 10, 2010	/S/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of December 10, 2010, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (including the Form of 4.45% Senior Note due 2020).

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the Notes.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto).